Consent of Independent Public Accountants


   We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form N-1A of our report dated November 24, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Reports to Shareholders of Thomas White American Enterprise Fund, Thomas White American Opportunities Fund and Thomas White International Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Information" and "Independent Accountants" in such Registration Statement.


/s/ PriceaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois

February 22, 2001